Item 77Q(1)(e)

Touchstone Strategic Trust

The following documents are included in the Registrant's Post-Effective Amendment No. 164 to the Registration Statement as filed with the SEC via EDGAR on October 30, 2017, (Accession No 0000711080-17-000115) and are incorporated by reference herein:

Form of Sub-Advisory Agreement between Touchstone Advisors, Inc. and Fort Washington Investment Advisors, Inc. with respect to the Touchstone Balanced Fund, Touchstone Large Cap Focused Fund, Touchstone Small Company Fund, and Touchstone International Equity Fund dated October 28, 2017.